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                                                                   EXHIBIT 16.2


                                                   [ARTHUR ANDERSEN LETTERHEAD]


February 21, 2001


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:


We have read Item 4 included in the Form 8-K of Internet Law Library to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP



cc: Mr. Hunter Carr, CEO, Internet Law Library